Shoshone Announces Management Change

November 5, 2007 -- WALLACE, ID -- On October 31, 2007, Shoshone Silver Mining Company and its Chief Executive Officer Conrad Houser mutually agreed to sever their relationship.

Contact:

Investor Relations
Liz Wilhite
Moechine Solutions
liz@moechine.com
(208) 512-3009

Shoshone Silver Mining
info@shoshonesilvermining.com
(208) 752-1070